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                                                                    EXHIBIT 10.7

                                            As Amended Through February 16, 1994

                                    UST INC.

                          INCENTIVE COMPENSATION PLAN

                      (Formerly the United States Tobacco
                          Incentive Compensation Plan)

               Restated as of January 1, 1990, December 1, 1992,
                              and January 1, 1994

                                PURPOSE OF PLAN

     The purpose of this Plan is to provide a special incentive for designated employees of the Company to increase the profits of the Company, including its Branches, Divisions and Subsidiaries, by rewarding superior performance of duties with annual bonuses calculated on the basis of the responsibility of the position held by the Participant, and the degree of excellence of his performance of duties.

                                   SECTION 1.

                                  DEFINITIONS

     As used herein, unless otherwise required by the context, the following terms shall have these meanings:

     1.1 "Company" shall mean UST Inc., a Delaware corporation, and its Branches, Divisions and wholly owned Subsidiaries now held or hereafter acquired. "Parent Company" shall mean UST Inc. separate from its subsidiaries.

     1.2 "Fund" or "Incentive Compensation Fund" shall mean the amount available for distribution for a particular Plan Year, determined in the manner provided in Section 3.1.

     1.3 "Incentive Plan Income" shall mean the net earnings of the Company for a particular Plan Year computed in accordance with generally accepted accounting principles applied on a consistent basis, plus provisions for taxes based upon or measured by net income and the amount of the Incentive Compensation Fund.

     Subsidiaries acquired during the Plan Year which are accounted for as a pooling of interests in the financial statements and accounts of the Company shall, for the purpose of computing the Fund only, be accounted for as purchases and only the results of operations of such subsidiaries subsequent to the dates of acquisition shall be included in the computation of Incentive Plan Income.

     1.4 "Stockholders' Equity" shall mean the total of the capital stock, additional paid-in capital and retained earnings (earned surplus) of the Parent Company, less the cost of treasury shares, all as at the beginning of the year, adjusted for the daily average of amounts resulting from the sales or other issuance of shares of the capital stock of the Parent Company, or from purchases of its capital stock, during the year.

     1.5 "Board" or "Board of Directors" shall mean the board of directors of the Parent Company.

     1.6 "Committee" shall mean the Incentive Compensation Plan Committee appointed from time to time by the Board to administer the Plan.

     1.7 "Salary" shall mean the regular basic salary of a participant for the entire calendar year exclusive of incentive compensation, overtime, awards, supplements to salary of any kind, and contributions of the Company to or under any other plan of the Company for the benefit of employees.
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     1.8 "Participant" shall mean, with respect to any Plan Year, an employee of the Company who is, pursuant to Section 2.1 of the Plan, eligible to participate in the Plan and who is, pursuant to Section 3.2 of the Plan, selected to participate therein.

     1.9 "Incentive Weight" shall mean a percentage of Salary determined by the Committee for the purpose of determining the performance points to be awarded to Participants in the Plan for any Plan Year.

     1.10 "Branch," "Division" and "Subsidiary" are those components of the entire business venture of the Parent Company whether operated in the legal form of separately incorporated entities or as departments or profit-center units of the Parent Company and shall include those hereafter created, formed or acquired unless the Board of Directors shall otherwise by resolution determine in any particular instance and at any time.

     1.11 "Continuous Employment" shall mean a period of uninterrupted service in the full-time employ of the Company. Temporary absences or interruptions during a period of Government service or leaves of absence approved by the Committee shall not be considered terminations of service.

     1.12 "Plan Year" shall be the twelve calendar months of the fiscal year of the Parent Company.

     1.13 "Plan" shall mean the UST Inc. Incentive Compensation Plan set forth herein, as amended from time to time.

                                   SECTION 2.

     2.1 Any full-time employee of the Company who is determined by the Committee to have made a meaningful contribution to the Company for a particular Plan Year shall be eligible to be a Participant for such Plan Year. Inclusion of the name of any employee in a list or schedule for distribution of the Fund for any particular year shall, as to that year, constitute a designation by the Committee and no further or other act shall be required to establish the eligibility of an employee.

     2.2 Termination of employment prior to the end of a Plan Year for any reason shall not affect an employee's eligibility for that portion of the year prior to termination, but if such employee is designated as a Participant for such Plan Year in accordance with Section 2.1, the share of that Participant shall be determined as provided in Section 4.7.

                                   SECTION 3.

                  DETERMINATION OF INCENTIVE COMPENSATION FUND

     3.1 The Incentive Compensation Fund shall be the sum of the following portions of Incentive Plan Income for each Plan Year:
                            1% of the
                            first         $1,000,000
                            2% of the
                            next           1,500,000
                            3% of the
                            next           2,500,000
                            4% of the
                            next           3,500,000
                            5% of amounts
                            over           8,500,000

provided, however, that no Fund shall be deemed to have been earned, and none shall be distributed for any Plan Year, unless (a) a cash dividend shall have been declared and paid on the common stock of the Parent Company in such year, and (b) the Incentive Plan Income shall have exceeded 12% of Stockholders' Equity for that year. A statement of the amount of the Fund shall be prepared under the direction of and certified by the Controller as soon after the close of the Plan Year as may conveniently be done, and be delivered to the Committee. The Nominating and Compensation Committee of the Parent Company's Board of Directors (the "Compensation Committee") shall certify in a writing prior to the payment of any Incentive Compensation that the foregoing conditions have been satisfied.

     3.2 Upon receipt of the statement described in Section 3.1 above, based upon the amount of the Fund as certified therein and subject to the other provisions of the Plan, including Section 3.3 hereof, the Committee shall with all reasonable dispatch determine who shall participate and the amount of Incentive Compensation
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payable to each Participant in accordance with the terms of the Plan, and shall thereupon furnish to the Controller a list or schedule showing:

          (a) the names of all Participants,

          (b) the incentive group, A or B, of each Participant,

          (c) the Incentive Weight of each Participant,

          (d) the performance points of each Participant,

          (e) the adjustment factor applicable to the Participants in each incentive group, and

          (f) the amount of Incentive Compensation payable to each Participant.

     3.3 Subject to applicable provisions of Section 4, the Committee shall for each Plan Year, with respect to Participants who are "executive officers" (as defined in Rule 3b-7 issued under Section 3 of the Securities Exchange Act of 1934, as amended) of the Parent Company during such Plan Year (the "Executive Officers"), recommend the amount of Incentive Compensation payable to each such Participant and submit its recommendation to the Compensation Committee. Payments of Incentive Compensation with respect to the Executive Officers shall be subject to the approval of the Compensation Committee.

                                   SECTION 4.

                  DISTRIBUTION OF INCENTIVE COMPENSATION FUND

     4.1 The Fund shall be divided by the Committee into two portions, for Group A and Group B Participants, respectively. Such portions for each Plan Year shall be determined by the Committee, but in no event shall the Group A portion exceed 50% of the Fund.

     4.2 The employees eligible to be designated by the Committee, in accordance with Section 2.1, as Group A Participants for a Plan Year shall be the employee-directors of the Parent Company, the principal officers of the Parent Company and such other officers of the Company as the Committee may from time to time select. All Executive Officers shall be designated as Group A Participants for each Plan Year.

     4.3 The employees eligible to be designated by the Committee, in accordance with Section 2.1, as Group B Participants for a Plan Year shall be those employees of the Company other than employees designated as Group A Participants.

     4.4 As to each group and for each Plan Year, without reference to any prior Plan Year, an Incentive Weight as defined in Section 1.9 above will be determined for each Participant in such group, taking into account the other provisions of the Plan and any and all factors deemed to be relevant to the evaluation of individual performance, including, but not limited to, general knowledge and repute, personal observations, importance of the individual employee's duties, responsibilities, complexity of his work, skills required, attendance record and attitude, performance of duties, attainment of corporate objectives, and such other grounds for judgment as are deemed appropriate; Incentive Weights shall be expressed in percentages, but in no event shall they exceed 40% for any Participant.

     4.5 The allocation of the Fund within each group shall be determined by multiplying the Salary of each Participant in group by the Incentive Weight determined by the Committee for such Participant. The product thereof shall be the performance points of such Participant. The total performance points of each group shall then be compared with the total number of dollars of the Fund applicable to each group, and an adjustment factor derived therefrom from each group by dividing the performance points into the number of dollars of the Fund for the group. Within each group the performance points of each Participant shall be adjusted by multiplying such points by the adjustment factor for that group. The performance points as so adjusted shall be the amount of Incentive Compensation payable to each such Participant in the Plan for that Plan Year.

     4.6 Incentive Compensation payments shall be made in cash as soon after the completion of the several computations as may be practicable, provided, however, that as to Group A Participants, an election may be made prior to the commencement of each Plan Year in writing addressed and delivered to the Chairman of
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the Committee as to whether or not the Participant desires to receive his
Incentive Compensation when available for distribution or wishes to defer its payment until a specified date after the date of his retirement. If no such election is made, payment shall be made currently and not deferred. Any such deferred payment shall be wholly vested in the Participant upon the final determination of the amount thereof and in the event of his death prior to payment shall be paid to the legal representative of his estate, or, in the event of termination of employment for any reason prior to retirement, shall be paid within thirty (30) days thereafter to the Participant or to his order. No interest shall accrue on deferred payments regardless of the period of deferment.

     4.7 In the event an employee who is designated as a Participant for a Plan Year under Sections 2.1 and 3.2 had terminated employment for any reason during such Plan Year, he shall not forfeit Incentive Compensation for such Plan Year but he shall be entitled to receive pro rata compensation according to the number of whole months of continuous Employment prior to such termination in that Plan Year.

     4.8 Notwithstanding any other provisions of the Plan, in no event shall the amount of Incentive Compensation payable for any Plan Year to the Chief Executive Officer of the Company exceed 15% of Fund A; nor shall the amount of Incentive Compensation payable for any Plan Year to any other Executive Officer exceed 12% of Fund A, provided that in each case the Compensation Committee shall have the discretion to award less than the indicated maximum amount. If less than the indicated maximum amount is allocated to any Executive Officer for any Plan Year, the excess of the maximum amount over the actual amount of the award may not be used to increase the maximum award to any other Executive Officer.

                                   SECTION 5

                                 ADMINISTRATION

     5.1 The Incentive Compensation Plan shall be administered by a Committee of three (3) to six (6) members, as determined from time to time by the Board, subject to the provisions of Section 3.3 and applicable provisions of Section 4 hereof. Such members shall be appointed from time to time by the Board, upon recommendation by the Chief Executive Officer of the Parent Company. Not less than a majority of the Committee shall be members of the Board.

     5.2 The President or Chief Executive Officer of the Parent Company shall be a member and Chairman of the Committee. The Committee shall select one of its members to act as Secretary and shall authorize one or more of its members to execute or deliver any instruments or to make any certificates in behalf of the Committee.

     5.3 Members of the Committee shall serve without special remuneration but shall be entitled to be reimbursed for reasonable expenses necessarily incurred in the performance of their duties as Committee members. They shall not be liable for any acts or omissions to act unless the same are due to their willful misconduct or gross negligence.

     5.4 Committee action may be taken by the concurrence, in assembled meeting or otherwise, of a simple majority of the full Committee, provided that all members have been fully informed and given opportunity to record their concurrence or disagreement. At any meeting of the Committee, a quorum for the transaction of any business shall consist of a simple majority of the full number of the Committee regardless of vacancies.

     5.5 The Secretary selected by the Committee shall keep full and accurate minutes of all meetings and records of the actions of the Committee, and these minutes and records shall be at all times open to inspection by the members of the Board of Directors. The Secretary shall annually transmit to the Board certified copies of the statements or schedules described in Sections 3.1 and
3.2 promptly upon completion thereof.

     5.6 The Plan is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to "qualified performance-based compensation" paid to Participants who are "covered employees," each as defined in such Section 162(m), and shall be interpreted accordingly.
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                                   SECTION 6.

               AMENDMENT, TERMINATION OR MODIFICATION OF THE PLAN

     6.1 The Plan may be amended from time to time or terminated by the stockholders of the Parent Company or by the Board of Directors; provided, however, that no amendment of the Plan shall be made without the approval of stockholders if such amendment would (i) change the method of calculation of the Fund, (ii) make less restrictive the existing restrictions on the distribution of the Fund contained in clauses (a) and (b) of Section 3.1, or (iii) increase to more than 50% the proportion of the Fund payable for any Plan Year to employees who are either employee-directors or principal officers of the Parent Company.

     6.2 In the event of a change in the Parent Company's fiscal year, this Plan shall apply, with appropriate pro rata adjustments, to any intermediate period not consisting of twelve months, and shall then apply to each fiscal year following, and the term "Plan Year" shall under such circumstances be deemed to refer to the Parent Company's fiscal year.

     6.3 No employee, Participant or group of employees or Participants shall have any right or vested interest in the continuation of this Plan at any time, nor, by being a Participant, have any right or vested interest in continuation of his employment or of his status as a Participant, or of his rate of compensation.

     6.4 No right or interest of any Participant under this Plan shall be subject to anticipation, assignment, pledge, or charge, in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or any other manner, but excluding devolution by death or mental incompetency, and any attempt to anticipate, assign, pledge or charge any such right or interest shall be void and no right or interest of any Participant under this Plan shall be liable for, or subject to, any obligation or liability or tort of such Participant. If any Participant shall attempt to anticipate, assign, pledge or charge (except as specifically provided herein) any of his rights or interests hereunder or if such rights or interests shall be subjected to execution, levy, garnishment, attachment, pledge or bankruptcy, then such rights or interests shall, in the discretion of the Committee, cease and terminate and in that event the Committee may hold or apply the same or any part thereof to or for the benefit of such Participant or his estate in such manner and in such proportion as the Committee may think proper.